Exhibit 99.1

Bright Health Group to Further Focus on Delivering Affordable Healthcare to Aging and Underserved Populations Through Its Fully Aligned Care Model in Florida, Texas, and California

•Reaffirms previous 2022 Adjusted EBITDA guidance at midpoint and accelerates Adjusted EBITDA profitability to 2023, a year earlier than previously anticipated
•Will no longer offer Individual and Family Plan products through Bright HealthCare in 2023, or Medicare Advantage products outside of California and Florida
•Raises $175 million of committed convertible preferred equity capital to fully fund business to profitability
•Expects to deliver a $3 billion Net Revenue balanced business in 2023 through its risk-bearing care delivery and Medicare Advantage businesses

Bright Health Group, Inc. (“Bright Health”) (NYSE: BHG) today announced its decision to further focus its business on its Fully Aligned Care Model and will no longer offer Individual and Family Plans through Bright HealthCare, or Medicare Advantage products outside of California and Florida in 2023. In addition, Bright Health announced raising $175 million of committed convertible preferred equity capital that is expected to close in the coming weeks and take the business through profitability.

Focusing on Bright Health’s largest healthcare markets where it operates its differentiated Fully Aligned Care Model in partnership with aligned external payors and care providers is a faster path to profitability, has greater predictability, and is more capital efficient. The company now expects to be profitable on an Adjusted EBITDA basis in 2023 and will serve underserved populations through its risk-bearing care delivery business, Medicare Advantage products, and the ACO REACH Program in states that cover 26% of the aging U.S. population. Further, given the continued solid performance year-to-date, Bright Health Group reaffirms its previous Adjusted EBITDA guidance for 2022 at the midpoint of the range.

“We have demonstrated the power of the Fully Aligned Care Model in serving aging and underserved populations and progressed the marketplace towards seeing the promise in value-based care across all populations,” said Mike Mikan, President and CEO, Bright Health Group. “The changes announced today give Bright Health a strong and stable platform for profitable growth at much lower risk. This is one more strategic step to building a differentiated and profitable business at scale.”

With this announcement, in addition to the previously announced market exits, Bright HealthCare will not offer Individual and Family health plans in Alabama, Arizona, Colorado, Florida, Georgia, Nebraska, North Carolina, Texas, and Tennessee after 2022(1), or Medicare Advantage plans outside of California and Florida. This focused footprint reduces Bright Health’s overall regulated capital need and is expected to release excess regulated capital of approximately $250 million upon settlement of all medical liabilities and approval from state regulators.

Bright HealthCare will continue to meet its obligations and service impacted members for the remainder of plan year 2022 and will work to support all impacted members in the move to new plans during the upcoming annual and open enrollment periods so that they do not experience any interruption in their coverage. Members enrolled in impacted plans will receive discontinuation letters, in the near future. For more information, visit https://brighthealthcare.com/markets.

(1) Bright HealthCare is in ongoing discussions on the continuation for 2023 of an immaterial amount of Individual and Family Plan business in certain states including California and Colorado.

Conference Call

Bright Health Group will host a conference call to discuss today’s announcement with investors at 8:30 a.m. Eastern Time today. To participate via telephone, please register at this link. Bright Health Group will also webcast this conference call live, which can be accessed from the Investor Relations page of the company’s website: investors.brighthealthgroup.com. Following the call, a webcast replay will be available on the same site.

About Bright Health Group

Bright Health Group is a technology enabled, value-based healthcare company that organizes and operates networks of affiliate care providers to be successful at managing population risk. We focus on serving aging and underserved consumers that have unmet clinical needs through our Fully Aligned Care Model in Florida, Texas and California, some of the largest markets in healthcare where 26% of the U.S. aging population call home. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. and the closing of our committed convertible preferred equity capital. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern if we do not obtain additional financing; our ability to comply with ongoing regulatory requirements, including consent decrees or governmental orders; a lack of acceptance or slow adoption of our updated business model; our ability to retain existing consumers and expand consumer enrollment; our ability to obtain and accurately assess, code, and report Individual and Family Plan and Medicare Advantage risk adjustment factor scores for consumers; our ability to contract with high-quality care partners, maintain healthy relationships with them, and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into Direct Contracting / ACO Reach program; adverse outcomes of regulatory investigations or audits or lawsuits, actions or claims against us; our ability to successfully exit insurance markets in a cost and resource effective and efficient manner; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K and Form 10-Q (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.